UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2026

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 Academy, Suite 100

Irvine, California 92617

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 18, 2026, Netlist, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) in Irvine, California. Of the Company’s 333,893,680 shares of Common Stock issued and outstanding and eligible to vote as of the record date of July 22, 2026, a quorum of 195,181,363 shares, or approximately 58.46% of the eligible shares, was present in person or represented by proxy at the Annual Meeting. Each of the matters set forth below is described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 31, 2026. The following actions were taken at the Annual Meeting:

Proposal No. 1. Election of Directors

The Company’s stockholders voted on the election of three director nominees to the Board of Directors, each to serve until the next annual meeting or until their respective successor is duly elected or appointed and qualified.

Director	For	Withheld	Broker Non-Votes
Chun K. Hong	88,974,592	1,775,385	104,431,386
Blake Welcher	88,026,389	2,723,588	104,431,386
Jun Cho	87,961,657	2,788,320	104,431,386

Based on the votes set forth above, Messrs. Chun K. Hong, Blake Welcher and Jun Cho were duly elected to serve until the Company’s 2027 Annual Meeting of Stockholders or until their respective successor is duly elected or appointed and qualified.

Proposal No. 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved the ratification of the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 2, 2027.

For	Against	Abstain	Broker Non-Votes
193,493,714	413,674	1,273,975	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: September 21, 2026	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer